Exhibit 99.1

FOR IMMEDIATE RELEASE

SUMTOTAL ANNOUNCES AGREEMENT TO BE ACQUIRED BY VISTA EQUITY

PARTNERS FOR $4.85 PER SHARE IN CASH

Terminates Merger Agreement with Accel-KKR

MOUNTAIN VIEW, Calif. – May 27, 2009 – SumTotal® Systems, Inc. (NASDAQ: SUMT) (“SumTotal” or “the Company”), the market leader and a global provider of talent development solutions, today announced that it has entered into a definitive merger agreement with affiliates of Vista Equity Partners Fund III, L.P. (“Vista”) under which Vista will acquire all the outstanding shares of SumTotal common stock for $4.85 per share in cash (the “Vista Agreement”), or approximately $160 million. The Vista Agreement was unanimously approved by the Board of Directors of SumTotal.

The purchase price represents a premium of approximately 141.3% over SumTotal’s closing share price on April 3, 2009, the last trading day prior to the public announcement of Vista’s proposal to acquire SumTotal for $3.25 per share in cash, and a premium of approximately 196.9% over SumTotal’s average closing share price for the 30 trading days ending on April 3, 2009.

SumTotal also announced that, concurrent with entering into the Vista Agreement, SumTotal terminated its previously announced amended merger agreement with affiliates of Accel-KKR (the “Prior Agreement”) following the expiration of the negotiation period granted to Accel-KKR under the terms of the Prior Agreement. In accordance with the terms of the Prior Agreement, SumTotal paid a termination fee of $6.67 million to affiliates of Accel-KKR.

Jack Acosta, Chairman of the Board of Directors of SumTotal, said, “Our agreement with Vista provides an increased all-cash premium to our stockholders and reflects Vista’s strong commitment to the transaction. Throughout this process, our Board has been steadfastly committed to maximizing stockholder value and we are proud of the value we have delivered to our stockholders. We look forward to working with Vista to ensure a smooth transition and complete the transaction as expeditiously as possible.”

“The transaction with Vista validates SumTotal’s strategy and is a testament to our leadership position in the marketplace,” said Arun Chandra, Chief Executive Officer of SumTotal. “This transaction is compelling for our company, our customers, and our employees and we look forward to benefiting from Vista’s expertise as we continue to deliver innovative solutions to our customers and execute to win in the markets around the world.”

Robert F. Smith, Managing Principal of Vista Equity Partners, said, “We are pleased the SumTotal Board of Directors concluded that Vista’s agreement maximizes value for all SumTotal stockholders and provides the best path forward for all of the Company’s constituents, including its valued customers. We believe strongly that SumTotal is an outstanding company with a competitive advantage and bright future, and that, together with Vista’s operational expertise and experience in enterprise application software, we can continue to build on the Company’s market-leading position. We very much look forward to working closely with SumTotal’s management team, employees, customers and suppliers upon completion of the transaction.”

The transaction is subject to customary closing conditions, including the approval of SumTotal’s stockholders. There is no financing condition to the transaction.

RBC Capital Markets Corporation is acting as financial advisor to the Board of SumTotal, and Wilson Sonsini Goodrich & Rosati, Professional Corporation, is acting as SumTotal’s legal advisor. Union Square Advisors LLC is acting as financial advisor to Vista, and Sullivan & Cromwell LLP is acting as Vista’s legal advisor.

About Vista Equity Partners

Vista Equity Partners (“VEP”), a private equity firm with offices in San Francisco and Chicago, has over $2.3 billion in equity capital under management. VEP was founded in 2000 and is focused on equity transactions involving enterprise software businesses and technology-enabled solutions companies. Over the last nine years, VEP has successfully demonstrated its ability to create value through a disciplined investment focus on companies that offer mission-critical software and technology-enabled solutions. Since 2000, the VEP team has invested over $1.4 billion in equity and completed over $7 billion in total transaction value. Vista Equity Partners’ financial and operational abilities combined with its depth of experience in the software sector enable VEP to complete diligence quickly and to provide a high degree of deal certainty. VEP is currently investing out of its latest fund, $1.3 billion Vista Equity Partners Fund III, which closed in 2008.

About SumTotal Systems, Inc.

SumTotal Systems, Inc. (NASDAQ:SUMT) is the market leader and a global provider of talent development solutions. SumTotal deploys mission-critical solutions designed to drive learning, align goals, develop skills, assess performance, plan for succession and set compensation. SumTotal’s solutions aim to accelerate performance and profits for more than 1,500 companies and governments of all sizes, including six of the world’s 10 biggest pharmaceutical makers, six of the 10 largest automotive companies in the world, four of the five branches of the U.S. Armed Forces, three of the world’s top five airlines, five of the six largest U.S. commercial banks and two of the world’s top five specialty retailers. Mountain View, CA-based SumTotal has offices across Asia, Australia, Europe and North America. For more information about SumTotal’s products and services, visit www.sumtotalsystems.com.

SumTotal and the SumTotal logo are registered trademarks or trademarks of SumTotal Systems, Inc. and/or its affiliates in the United States and/or other countries. Other names may be trademarks of their respective owners.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this document include statements concerning the proposed transaction with Vista, including statements regarding stockholder approvals and the termination fee payable in the event SumTotal accepts a superior proposal. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: risks associated with uncertainty as to whether the transaction with Vista will be completed, costs and potential litigation associated with a transaction, the failure to obtain SumTotal’s stockholder approval as may be required to consummate a transaction, the failure of either party to meet the closing conditions set forth in the merger agreement with Vista, the extent and timing of regulatory approvals necessary to consummate a transaction and the risk factors discussed from time to time by the company in reports filed with the Securities and Exchange Commission. We urge you to carefully consider the risks which are described in SumTotal’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2008 and in SumTotal’s other SEC filings. SumTotal is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

Additional Information and Where You Can Find It

In connection with the proposed transaction, SumTotal will file a proxy statement and relevant documents concerning the proposed transaction with the SEC. Investors and security holders of SumTotal are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information about SumTotal and the proposed transaction. The proxy statement (when it becomes available) and any other documents filed by SumTotal with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by SumTotal by contacting SumTotal Investor Relations at 650-934-9584. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

SumTotal and its directors, executive officers and certain other members of its management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from SumTotal’s stockholders in connection with the transaction. Information regarding the interests of such directors and executive officers (which may be different then those of SumTotal’s stockholders generally) is included in SumTotal’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and information concerning all of SumTotal’s participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the SEC’s web site at http://www.sec.gov and from SumTotal Investor Relations, at http://investor.sumtotalsystems.com.

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CONTACTS:

For SumTotal Systems, Inc.:

Investors

Gwyn Lauber

SumTotal Systems, Inc.

650-934-9584

glauber@sumtotalsystems.com

Media

Kimberley Kasper

SumTotal Systems, Inc.

650-934-9579

kkasper@sumtotalsystems.com

Matthew Sherman / Andi Salas

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

msherman@joelefrank.com /

asalas@joelefrank.com

For Vista Equity Partners: Diana Postemsky / Jeffrey Taufield Kekst and Company 212-521-4800